Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214259

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the offer and the sale of these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 4, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated October 26, 2016)

21,000,000 Shares

Common Stock

We are offering 21,000,000 shares of our common stock, no par value.

Our common stock is traded on the New York Stock Exchange under the symbol “HLX.” The last reported sale price of our common stock on the New York Stock Exchange on January 3, 2017 was $9.36 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 1 of the accompanying prospectus.

	Per Share	Total
Public offering price
Underwriting discounts
Proceeds, before expenses, to us

The underwriters have the option to purchase up to an additional 3,150,000 shares of our common stock on the same terms and conditions as set forth herein, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the shares of our common stock on or about January     , 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Credit Suisse	Wells Fargo Securities

BofA Merrill Lynch

The date of this prospectus supplement is January     , 2017

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or sale is unlawful. We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of these securities in certain jurisdictions may be restricted by law. You should assume that the information included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus or the information we have incorporated by reference. Our financial condition, results of operations and business prospects may have changed since that date.

FORWARD LOOKING STATEMENTS

This prospectus supplement contains forward-looking information regarding Helix Energy Solutions Group, Inc. and represents our expectations and beliefs concerning future events. This forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included herein or incorporated herein by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•	statements regarding our business strategy or any other business plans, forecasts or objectives, any or all of which are subject to change;

•	statements regarding the construction, upgrades or acquisition of vessels or equipment and any anticipated costs related thereto, including the construction of our Q7000 vessel and the construction of the Siem Helix 2 to be used in connection with our contracts to provide well intervention services offshore Brazil;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital, debt and liquidity, or other financial items;

•	statements regarding our backlog and long-term contracts;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding our trade receivables and their collectability;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;

•	statements regarding our ability to retain key members of our senior management and key employees;

•	statements regarding the underlying assumptions related to any projection or forward-looking statement; and

•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include:

•	the impact of domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

•	the impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

•	the impact of any potential cancellation, deferral or modification of our work or contracts by our customers;

•	unexpected delays in the delivery or chartering or customer acceptance of new vessels for our well intervention and robotics fleet, including the Q7000, the Grand Canyon III, and the Siem Helix 1 and the Siem Helix 2 to be used to perform contracted well intervention work offshore Brazil;

S-i

•	unexpected future capital expenditures, including the amount and nature thereof;

•	the effectiveness and timing of completion of our vessel upgrades and major maintenance items;

•	the effects of our indebtedness and our ability to reduce capital commitments;

•	the results of our continuing efforts to control costs and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations;

•	the impact of current and future laws and governmental regulations, including tax and accounting developments;

•	the impact of the vote in the U.K. to exit the European Union on our business, operations and financial condition, which is unknown at this time;

•	the effect of adverse weather conditions and/or other risks associated with marine operations;

•	the effectiveness of our current and future hedging activities;

•	the potential impact of a loss of one or more key employees; and

•	the impact of general, market, industry or business conditions.

Our actual results could differ materially from those anticipated in any forward-looking statements as a result of a variety of factors, including those discussed in “Risk Factors” beginning on page S-4 of this prospectus supplement. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made, and other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

S-ii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”). Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements and annual, quarterly and special reports and other information with the SEC. Such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov). Our Central Index Key, or CIK, on the SEC Website is 866829.

We make available, free of charge, through our investor relations website, our proxy statements, annual reports, quarterly reports, current reports, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.HelixESG.com and the address for the investor relations page of our website is http://phx.corporate-ir.net/phoenix.zhtml?c=94139&p=irol-irhome (neither of which is intended to be an active hyper link in this prospectus supplement). The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference into this prospectus supplement of the information contained at that site.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our common stock, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus, the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the offer and sale of our common stock under this prospectus supplement and the accompanying prospectus is terminated, except as otherwise indicated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 22, 2016, for the quarter ended June 30, 2016, filed with the SEC on July 22, 2016 and for the quarter ended September 30, 2016, filed with the SEC on October 21, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 11, 2016, April 25, 2016, May 12, 2016, May 26, 2016, June 3, 2016, August 11, 2016, November 1, 2016, and December 5, 2016;

•	the portions of our definitive Proxy Statement for our Annual Meeting of Shareholders held on Thursday, May 12, 2016 that are deemed “filed” with the SEC under the Exchange Act, filed on March 28, 2016; and

•	the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus supplement, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North,

Suite 400

Houston, TX 77043

(281) 618-0400

S-iv

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered hereby. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus carefully, including the “Risk Factors” section of this prospectus supplement beginning on page S-4, as well as our financial statements and the notes thereto, which are incorporated by reference herein, before making an investment decision. References in this prospectus supplement to “Helix,” “Company,” “we,” “us” and “our” refer to Helix Energy Solutions Group, Inc. and its subsidiaries, unless the context otherwise requires.

Overview

We are an international offshore energy company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We believe that focusing on these services will deliver favorable long-term financial returns. From time to time, we make strategic investments that expand our service capabilities or add capacity to existing services in our key operating regions. We seek to provide services and methodologies that we believe are critical to maximizing production economics. We provide services primarily in deepwater in the U.S. Gulf of Mexico, North Sea, Asia Pacific and West Africa regions, and are expanding our operations offshore Brazil. Our “life of field” services are segregated into three reportable business segments: Well Intervention, Robotics and Production Facilities.

Recent Developments

Goodwill

We currently have on our balance sheet $45.1 million of goodwill associated with the acquisition in 2002 of Canyon Offshore, Inc., our principal robotics subsidiary. We are required by United States Generally Accepted Accounting Principles to perform an annual impairment analysis of goodwill. Due to the severe and prolonged downturn in the offshore oil and gas industry, we currently expect to record an impairment of goodwill, up to the full $45.1 million, in the fourth quarter of 2016. The impairment charge would be a non-cash charge that does not affect our EBITDA, cash position, financial standing, or bank covenant compliance.

Delayed in-service date for Siem Helix 1

The vessel we chartered, the Siem Helix 1, for the purpose of performing work offshore Brazil under a contract with Petroleo Brasileiro S.A. (“Petrobras”), arrived in Brazil in the third quarter of 2016 and continues to work through Petrobras’s inspection and acceptance process. Inspections and acceptance are proving to take longer than originally anticipated. Our current expectation is that the vessel will commence commercial operations in the first quarter of 2017.

Sale of Helix 534

On December 21, 2016, we sold the Helix 534 vessel to a third party for approximately $2.8 million. The vessel had been warm stacked for over a year.

Corporate information

Helix was originally incorporated in California in 1979 and later reincorporated in the state of Minnesota in 1983. Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043; phone number 281-618-0400. Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “HLX.” We maintain a website at http://www.HelixESG.com, however, the information on our website is not part of this prospectus supplement, and you should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement when making a decision whether to invest in our common stock.

THE OFFERING

Issuer	Helix Energy Solutions Group, Inc., a Minnesota corporation.

Shares of Common Stock Offered	21,000,000 shares of common stock.

Option to Purchase Additional Shares	The underwriters also have the option to purchase up to an additional 3,150,000 shares from us on the same terms and conditions within 30 days from the date of this prospectus supplement.

Common Stock Outstanding Immediately Following this Offering(1)	142,285,933 shares (145,435,933 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $190.8 million (or approximately $219.4 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting estimated offering expenses assuming a public offering price of $9.36 per share (the last reported sale price of our common stock on the New York Stock Exchange on January 3, 2017).

We intend to use the net proceeds from this offering for general corporate purposes, which may include debt repayment, capital expenditures, working capital, acquisitions or investments in our subsidiaries. See “Use of Proceeds” in this prospectus supplement for more information.

Risk Factors	Investing in our common stock involves risks. Please read “Risk Factors” on page S-4 of this prospectus supplement, page 1 of the accompanying prospectus and in the documents incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Listing and Trading Symbol for Our Common Stock	Our common stock is listed on the NYSE under the ticker symbol “HLX.”

(1)	Unless we indicate otherwise or the context otherwise requires, all of the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock. Additionally, the number of shares to be outstanding after this offering is based on 121,285,933 shares of our common stock issued and outstanding as of January 3, 2017 and excludes 4,449,157 additional shares of common stock available for issuance under our existing equity compensation plans or subject to issuance in respect of performance share units issued under such plans.

RISK FACTORS

Investing in our common stock involves risks. Prior to making a decision whether to invest in our common stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors as well as those incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our other filings we may make from time to time with the SEC.

The share price of our common stock has been, and will likely continue to be, volatile.

The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the SEC, factors that may cause volatility in our share price include:

•	our ability to meet our working capital needs;

•	quarterly variations in operating results;

•	changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;

•	changes in market valuations of other similar companies;

•	announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;

•	additions or departures of key personnel;

•	the realization of any of the risk factors presented in this prospectus supplement; and

•	future sales of common stock.

Furthermore, from time to time the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation and we are currently a defendant to a securities class action claim. This securities class action claim and any other future securities litigation against us could result in substantial costs and divert our management’s attention.

Management will have immediate and broad discretion as to the use of the proceeds from this offering and may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield returns to shareholders.

We will retain broad discretion over the use of proceeds from this offering. We intend to use the net proceeds principally as described under “Use of Proceeds.” Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, it is possible that the net proceeds may be used in a way that does not improve our operating results or enhance the value of our common stock.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in this offering and any sales in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

If you purchase the common stock sold in this offering, you may experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering. The issuance of additional shares of our common stock in future offerings could be dilutive to shareholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $190.8 million (or approximately $219.4 million if the underwriters exercise their option to purchase additional shares in full) after deducting estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include debt repayment, capital expenditures, working capital, acquisitions or investments in our subsidiaries.

Affiliates of certain of the underwriters are lenders under our credit facility. To the extent we use net proceeds from this offering to repay indebtedness under our credit facility, such affiliates may receive proceeds from this offering. Please read “Underwriting—Other Relationships” in this prospectus supplement for further information.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NYSE under the symbol “HLX.” The following table sets forth, for the periods indicated, the high and low reported intraday sale prices of our common stock as reported on the NYSE:

		High Intra-Day Price	Low Intra-Day Price
2014	First Quarter	$24.16	$19.44
	Second Quarter	$26.41	$21.59
	Third Quarter	$28.00	$21.91
	Fourth Quarter	$27.70	$19.48

2015	First Quarter	$21.99	$13.06
	Second Quarter	$17.73	$12.45
	Third Quarter	$13.00	$4.57
	Fourth Quarter	$7.75	$4.51

2016	First Quarter	$6.09	$2.60
	Second Quarter	$9.07	$4.87
	Third Quarter	$8.69	$6.48
	Fourth Quarter	$11.87	$8.05

2017	First Quarter (through January 3, 2017)	$9.47	$8.96

On January 3, 2017, the last reported closing sale price of our common stock on the NYSE was $9.36 per share.

As of January 3, 2017, there were approximately 313 holders of record of our common stock. The number of record holders does not include holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depositories.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We currently intend to retain earnings, if any, for the future operation and growth of our business. In addition, our financing arrangements prohibit the payment of cash dividends on our common stock.

CAPITALIZATION

The following table shows:

•	our actual capitalization as of September 30, 2016;

•	our capitalization as adjusted to give effect to (i) our issuance and sale of $125.0 million aggregate principal amount of 4.25% Convertible Senior Notes due 2022, and the application of the net proceeds therefrom, which were issued and sold on November 1, 2016, (ii) the $69.2 million shipyard payment we made on October 3, 2016, (iii) regularly scheduled payments on our outstanding debt in an aggregate amount of $16.2 million during the fourth quarter of 2016, and (iv) the $25.0 million early paydown of our term loan we made on December 30, 2016 (collectively, the “Subsequent Events”); and

•	our capitalization as further adjusted to give effect to the issuance and sale of 21,000,000 shares of our common stock at an assumed public offering price of $9.36 per share, the last reported sale price of our common stock on the New York Stock Exchange on January 3, 2017, and after deducting underwriting discounts and commissions, and the application of the net proceeds therefrom, as described under “Use of Proceeds.”

The information in this table is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds” on page S-6 of this prospectus supplement, as well as our unaudited condensed consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on October 21, 2016 and incorporated by reference herein.

	September 30, 2016
	(in thousands, except footnotes)
	Actual	As adjusted for the Subsequent Events	As further adjusted for this offering(1)
Cash and Cash Equivalents(2)	$482,106	$367,702	$558,857

Long-Term Debt (net of current maturities)
Term Loan	$195,532	$163,290	$163,290
Revolving Loans	—	—	—
3.25% Convertible Senior Notes Due 3/15/2032	185,116	60,115	60,115
4.25% Convertible Senior Notes Due 5/1/2022(3)	—	125,000	125,000
MARAD Debt	77,000	77,000	77,000
Nordea Q5000 Loan	169,642	160,713	160,713
Unamortized debt discount	(9,448)	(20,346)	(20,346)
Unamortized debt issuance costs	(10,340)	(12,833)	(12,833)

Total Long-Term Debt	$607,502	$552,939	$552,939

Shareholders’ Equity
Common stock, no par, 240,000 shares authorized; 120,540 shares issued, actual and as adjusted for the Notes Offering, 142,286 shares issued, as further adjusted for this offering	$1,045,483	$1,054,394	$1,245,549
Retained earnings	377,267	374,610	374,610
Accumulated other comprehensive loss	(85,574)	(85,574)	(85,574)

Total Shareholders’ Equity	$1,337,176	$1,343,430	$1,534,585
Total Capitalization	$1,944,678	$1,896,369	$2,087,524

(1)

Assuming the issuance of 21,000,000 shares of common stock in this offering, a $1.00 increase (decrease) in the assumed public offering price of $9.36 per share, the last reported sale price of our common stock on the

New York Stock Exchange on January 3, 2017, would increase (decrease) cash and cash equivalents, total stockholders’ equity and total capitalization by approximately $20.4 million. We may also increase or decrease the number of shares being offered by us. An increase (decrease) of 100,000 shares in the number of shares offered by us would increase (decrease) our cash and cash equivalents, total stockholders’ equity and total capitalization by approximately $0.9 million, assuming a public offering price of $9.36 per share, the last reported sale price of our common stock on the New York Stock Exchange on January 3, 2017. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

(2)	As of January 3, 2017, we had approximately $353.6 million in cash and cash equivalents.
(3)	The notes will increase to the $125.0 million face amount through accretion of non-cash interest charges of the $16.9 million debt discount through May 1, 2022.

This table does not reflect the issuance of up to an additional 3,150,000 shares of common stock that may be sold to the underwriters upon exercise of their option to purchase additional shares.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS

The following is a summary of certain U.S. federal income tax and, to a limited extent, estate tax consequences relating to the purchase, ownership and disposition of our common stock. This summary deals only with common stock that is held as a “capital asset” (generally, property held for investment) by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of common stock (other than a partnership or an entity treated as a partnership for U.S. federal income tax purposes) that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons (as defined in the Code (as defined below)) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Department of the Treasury regulations (“U.S. Treasury regulations”) to be treated as a U.S. person.

An individual may generally be treated as a resident of the U.S. in any calendar year for U.S. federal income tax purposes, by, among other ways, being present in the U.S. for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of determining an individual’s aggregate days present in the U.S. during the three-year period ending in the current calendar year, all of the individual’s days present in the U.S. in the current year, one-third of the individual’s days present in the U.S. in the immediately preceding year and one-sixth of the individual’s days present in the U.S. in the second preceding year are counted toward the 183 day threshold. Residents of the U.S. are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, and U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect as of the date hereof. These authorities may be subject to different interpretations or changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below in a manner that could adversely affect a non-U.S. holder. This summary does not address all aspects of U.S. federal income and estate taxation and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances, including the impact of the unearned income Medicare contribution tax on net investment income. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws such as (without limitation):

•	certain U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	stockholders that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code

•	stockholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	stockholders that are partnerships or entities or arrangements treated as partnerships for U.S. federal income tax purposes, or other pass-through entities, or owners thereof;

•	financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	“controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	dealers in securities or foreign currencies; or

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holding our common stock, you should consult your tax advisor.

We have not sought any ruling from the Internal Revenue Service, which we refer to as the “IRS”, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. INVESTORS CONSIDERING THE PURCHASE OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Distributions

When we make distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described below under “—Gain on Disposition of Common Stock”. Any dividend paid to a non-U.S. holder of our common stock that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends, or such lower rate as may be specified under an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, properly certifying eligibility for the reduced rate. A non-U.S. holder that does not timely furnish the required certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a non-U.S. holder that are effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder) generally will be exempt from the withholding tax described above and instead will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder were a U.S. person. Such effectively connected dividends will not be subject to U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for such exemption. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” (at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Information Reporting and Backup Witholding” and “—FATCA,” any gain realized on the disposition of our common stock by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	our common stock constitutes a U.S. real property interest (a “USRPI”), by reason of our status as a “United States real property holding corporation”, or USRPHC, for U.S. federal income tax purposes.

A non-U.S. holder who has gain that is described in the first bullet point immediately above will be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates in the same manner as if it were a U.S. person. In addition, a non-U.S. holder described in the first bullet point immediately above that is a corporation may be subject to the branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder who meets the requirements described in the second bullet point immediately above will be subject to a flat 30% tax (or a lower tax rate specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the U.S., provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point immediately above, we believe that we currently are not, and do not anticipate on becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, so long as our common stock continues to be “regularly traded on an established securities market”, as defined by applicable U.S. Treasury regulations, a non-U.S. holder will be taxed on gains realized on the disposition of our common stock only if the non-U.S. holder actually or constructively holds or held more than 5% of such common stock outstanding at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. holder’s holding period for our common stock.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock and regarding potentially applicable income tax treaties that may provide for different rules.

Federal Estate Tax

If you are an individual, common stock owned or treated as owned by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of any dividends paid to a non-U.S. holder and any tax withheld with respect to such dividends must be reported annually to the IRS and to the non-U.S. holder, regardless of whether withholding is required. Copies of the information returns reporting such dividends and withholding amounts also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a U.S. person on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or such holder otherwise establishes an exemption, and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the U.S. or conducted through certain U.S.—related financial intermediaries (or “brokers”), unless such non-U.S. holder certifies under penalty of perjury that it is not a U.S. person on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor IRS Form W-8) and certain other conditions are met or such holder otherwise establishes an exemption, and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (generally referred to as “FATCA”) generally impose a withholding tax of 30% on any dividends on our common stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders, as well as certain account holders that are foreign entities with U.S. owners) or is otherwise exempt. FATCA also imposes a withholding tax of 30% on any dividends on our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either certification that such entity does not have any substantial U.S. owners (generally by providing an IRS Form W-8BEN-E) or identification of the direct and indirect U.S. owners of the entity. Finally, withholding of 30% also generally will apply to the gross proceeds of a disposition of our common stock occurring after December 31, 2018 that are paid to a foreign financial institution or to a non-financial foreign entity unless the reporting and certification requirements described above have been met. Withholding requirements under FATCA apply for payments to foreign financial institutions and other applicable payees whether they receive such payments in the capacity of an intermediary or for their own account. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such taxes. Foreign financial institutions and other entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. Investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated January     , 2017, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as representatives, the following respective numbers of shares of common stock:

Underwriters	Shares of Common Stock
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares of common stock covered by the option described below.

We have granted the underwriters an option to purchase up to an additional 3,150,000 shares on the same terms and conditions as set forth herein, within 30 days from the date of this prospectus supplement.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that they initially propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such offering price less a selling concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The following table summarizes the compensation and estimated expenses that we will pay:

	Per Share	Without Exercise	With Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that our out-of-pocket expenses for this offering will be approximately $400,000. We have also agreed to reimburse the underwriters for certain of their expenses.

Each of Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC have informed us that they do not expect sales to accounts over which they have respective discretionary authority to exceed 5% of the shares of common stock being offered.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to, directly or indirectly, sell or transfer any shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock (“Lock-Up Securities”), for 60 days after the date of this prospectus supplement (the “Lock-Up Period”) without first obtaining the written consent of Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of any shares of our common stock or securities convertible into or exchangeable or exercisable for Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in our common stock within the meaning of Section 16 of the Exchange Act, or (v) file with the SEC a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC. During the Lock-Up Period, we are permitted to (a) issue Lock-Up Securities pursuant to the conversion or exchange of our outstanding convertible or exchangeable securities or the exercise of any outstanding warrants or options and (b) grant restricted stock and equity-based awards to directors and employees pursuant to, and the netting of any Lock-Up Securities issued pursuant to grants made under, the terms of our existing plan.

In addition, our executive officers and directors agree not to make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities during the Lock-Up Period, without the prior written consent of Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC. These lock-up restrictions are subject to certain specific exceptions, including any transactions relating to shares of our common stock acquired in the open market after the closing of this offering, the exercise or vesting of outstanding options and other equity-based awards granted pursuant to certain equity incentive and other plans, the withholding of shares of our common stock for the payment of taxes due upon such exercise or vesting, and the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 of the Exchange Act (provided that no sales of Lock-Up Securities shall be made during the Lock-Up Period) or sales pursuant to any Rule 10b5-1 plan currently in effect on the date of this prospectus supplement. The lock-up restrictions will also permit transfers of common stock as a bona fide gift or by will or intestate succession and transfers to such person’s immediate family or to a trust or to an entity controlled by such holder, provided that the recipient of such shares agrees to be bound by the same restrictions on sales.

Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, in their sole discretion, may release the Lock-Up Securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the Lock-Up Securities from lock-up agreements, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC will consider, among other factors, the holder’s reasons for requesting the release and the number of shares of common stock or other securities for which the release is being requested.

NYSE Listing

The shares are listed on the NYSE under the symbol “HLX.”

Stabilization

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that it may purchase in its option to purchase additional shares described above. In a naked short position, the number of shares involved is greater than the number of shares in such option. The underwriters may close out any covered short position by either exercising its option to purchase additional shares and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through its option to purchase additional shares. If the underwriters sell more shares than could be covered by its option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on the web sites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. Affiliates of the underwriters are lenders under our credit facility. To the extent we use proceeds from this offering to repay indebtedness under our credit facility, such affiliates may receive proceeds from this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Residents of Canada

The securities may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.”

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters will be passed upon for us by our counsel, Locke Lord LLP, Houston, Texas. Certain matters of Minnesota law, including the validity of the common stock to be issued in connection with this offering, will be passed upon for us by Maslon LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Helix Energy Solutions Group, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Their report on the consolidated financial statements as it relates to the year ended December 31, 2015 is based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm, as it relates to the audits of the financial statements of Deepwater Gateway, L.L.C. (a limited liability company in which Helix Energy Solutions Group, Inc. owned a 50% interest) and Independence Hub, LLC (a limited liability company in which Helix Energy Solutions Group, Inc. owns a 20% interest) for the year ended December 31, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

HELIX ENERGY SOLUTIONS GROUP, INC.

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Warrants

Units

We may offer and sell from time to time in one or more offerings: (1) common stock, no par value; (2) preferred stock, $.01 par value, in one or more series, which may be convertible into or exchangeable for debt securities or common stock; (3) unsecured debt securities consisting of senior notes, subordinated notes and debentures and/or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock; (4) warrants to purchase our debt securities, preferred stock and common stock, which may be convertible into or exchangeable for debt, preferred stock, common stock or other securities; and (5) units that include any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change the information contained in this prospectus.

You should read carefully this prospectus and any prospectus supplement before you invest in our securities. You also should read the documents we have referred you to in the “Available Information” section of this prospectus for information on us and for our financial statements.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “HLX.”

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 1 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2016.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Available Information” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by

i

reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.” If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part because that representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in that agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.

As used in this prospectus, “we,” “us,” “our,” and “Helix” means Helix Energy Solutions Group, Inc. and, where the context requires, includes our operating subsidiaries.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for information on the public reference room. You can also find our filings on the SEC’s website at http://www.sec.gov and on our website at http://www.HelixESG.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC. In addition, our reports and other information about us can be inspected at the New York Stock Exchange, 11 Wall Street-22nd Floor, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the applicable offering under this prospectus and any prospectus supplement is terminated, in each case other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 22, 2016, for the quarter ended June 30, 2016, filed with the SEC on July 22, 2016 and for the quarter ended September 30, 2016, filed with the SEC on October 21, 2016;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2016, February 11, 2016, April 25, 2016, May 12, 2016, May 26, 2016, June 3, 2016, and August 11, 2016;

•

the portions of our definitive Proxy Statement for our Annual Meeting of Shareholders held on Thursday, May 12, 2016 that are deemed “filed” with the SEC under the Exchange Act, filed on March 28, 2016; and

•

the description of our common stock, no par value, contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Investor Relations

Helix Energy Solutions Group, Inc.

3505 West Sam Houston Parkway North,

Suite 400

Houston, TX 77043

(281) 618-0400

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference contain forward-looking information regarding Helix Energy Solutions Group, Inc. and represent our expectations and beliefs concerning future events. This forward-looking information is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements included herein or incorporated herein by reference that are predictive in nature, that depend upon or refer to future events or conditions, or that use terms and phrases such as “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “plan,” “project,” “propose,” “strategy,” “predict,” “envision,” “hope,” “intend,” “will,” “continue,” “may,” “potential,” “should,” “could” and similar terms and phrases are forward-looking statements. Included in forward-looking statements are, among other things:

•	statements regarding our business strategy or any other business plans, forecasts or objectives, any or all of which are subject to change;

•

statements regarding the construction, upgrades or acquisition of vessels or equipment and any anticipated costs related thereto, including the construction of our Q7000 vessel and the construction of the Siem Helix 2 to be used in connection with our contracts to provide well intervention services offshore Brazil;

•	statements regarding projections of revenues, gross margin, expenses, earnings or losses, working capital, debt and liquidity, or other financial items;

•	statements regarding our backlog and long-term contracts;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements regarding anticipated legislative, governmental, regulatory, administrative or other public body actions, requirements, permits or decisions;

•	statements regarding our trade receivables and their collectability;

•	statements regarding anticipated developments, industry trends, performance or industry ranking;

•	statements regarding general economic or political conditions, whether international, national or in the regional and local market areas in which we do business;

•	statements regarding our ability to retain key members of our senior management and key employees;

•	statements regarding the underlying assumptions related to any projection or forward-looking statement; and

•	any other statements that relate to non-historical or future information.

Although we believe that the expectations reflected in our forward-looking statements are reasonable and are based on reasonable assumptions, they do involve risks, uncertainties and other factors that could cause actual results to be materially different from those in the forward-looking statements. These factors include:

•	the impact of domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

•	the impact of oil and gas price fluctuations and the cyclical nature of the oil and gas industry;

•	the impact of any potential cancellation, deferral or modification of our work or contracts by our customers;

•

unexpected delays in the delivery or chartering or customer acceptance of new vessels for our well intervention and robotics fleet, including the Q7000, the Grand Canyon III, and the Siem Helix 1 and the Siem Helix 2 to be used to perform contracted well intervention work offshore Brazil;

•	unexpected future capital expenditures, including the amount and nature thereof;

•	the effectiveness and timing of completion of our vessel upgrades and major maintenance items;

•	the effects of our indebtedness and our ability to reduce capital commitments;

•	the results of our continuing efforts to control costs and improve performance;

•	the success of our risk management activities;

•	the effects of competition;

•	the availability (or lack thereof) of capital (including any financing) to fund our business strategy and/or operations;

•	the impact of current and future laws and governmental regulations, including tax and accounting developments;

•	the impact of the vote in the U.K. to exit the European Union on our business, operations and financial condition, which is unknown at this time;

•	the effect of adverse weather conditions and/or other risks associated with marine operations;

•	the effectiveness of our current and future hedging activities;

•	the potential impact of a loss of one or more key employees; and

•	the impact of general, market, industry or business conditions.

Our actual results could differ materially from those anticipated in any forward-looking statements as a result of a variety of factors, including those described in Item 1A. “Risk Factors” in our 2015 Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. Forward-looking statements are only as of the date they are made and, other than as required under the securities laws, we assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

v

HELIX ENERGY SOLUTIONS GROUP, INC.

Helix was originally incorporated in California in 1979 and later reincorporated in the state of Minnesota in 1983. We are an international offshore energy company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We believe that focusing on these services will deliver favorable long-term financial returns. From time to time, we make strategic investments that expand our service capabilities or add capacity to existing services in our key operating regions. We seek to provide services and methodologies that we believe are critical to maximizing production economics. We provide services primarily in deepwater in the U.S. Gulf of Mexico, North Sea, Asia Pacific and West Africa regions, and are expanding our operations offshore Brazil. Our “life of field” services are segregated into three reportable business segments: Well Intervention, Robotics and Production Facilities.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “HLX.”

Our principal executive offices are located at 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043 and our telephone number is (281) 618-0400. We maintain a website at http://www.HelixESG.com. Information contained on this website does not constitute part of this prospectus or any prospectus supplement, and you should rely only on the information contained in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus and any prospectus supplement when making a decision whether to invest in our securities.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference into this prospectus and other information that may be incorporated by reference into this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Information Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. New risks emerge from time to time, and it is not possible for us to predict all risks. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing, converting or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis:

	Year Ended December 31,							Nine Months Ended September 30, 2016
	2015		2014	2013	2012		2011
Ratio of Earnings to Fixed Charges	—	(a)	6.0	3.4	—	(a)	1.0	—	(a)

(a)	For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2012, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $42.8 million in the nine months ended September 30, 2016, $357.9 million in 2015 and $123.1 million in 2012 to achieve coverage of 1:1 in each of those respective periods.

In calculating the ratio of earnings to fixed charges, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt issue costs and discount and an estimate of the interest within rental expense.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the periods indicated on a consolidated basis:

	Year Ended December 31,							Nine Months Ended September 30, 2016
	2015		2014	2013	2012		2011
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	—	(a)	6.0	3.4	—	(a)	1.0	—	(a)

(a)	For the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2012, Helix recorded losses. As a result, Helix’s ratio coverage was less than 1:1. Helix would have needed to generate additional earnings of $42.8 million in the nine months ended September 30, 2016, $357.9 million in 2015 and $123.1 million in 2012 to achieve coverage of 1:1 in each of those respective periods.

In calculating the ratio of earnings to combined fixed charges and preferred dividends, “earnings” represent pretax income (loss) from continuing operations before adjustment for noncontrolling interests in consolidated subsidiaries or income or loss from equity investees, plus distributed income of equity investees, plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and an estimate of the interest within rental expense. “Preferred dividends” represent the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of the material terms of our capital stock contained in our articles of incorporation is only a summary. You should read it together with our articles of incorporation and our bylaws, each as amended to date, which have been filed with SEC and included as exhibits to documents that are incorporated by reference into this prospectus. You should also read the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 30, 2006, which is incorporated by reference into this prospectus.

Common Stock

Our articles of incorporation authorizes the issuance of up to 240,000,000 shares of common stock, no par value. As of October 19, 2016, there were 120,551,780 shares of common stock issued and outstanding. We do not have any shares of common stock held in treasury. Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any). The holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement. All of the terms of the preferred stock are, or will be, contained in our articles of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 5,000,000 shares of preferred stock, $.01 par value, none of which are issued and outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, and the applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:

•	preferential rights to receive dividends, if any

•	the preference rights to assets upon liquidation, if any;

•	the rights of conversion into common stock or other securities, if any;

•	any redemption or sinking fund provisions;

•	the voting rights, if any; and

•	the terms of any other preferences, limitations or relative rights, if any, applicable.

The preferred stock, when issued, will be fully paid and nonassessable.

DESCRIPTION OF OUR DEBT SECURITIES

In this Description of Our Debt Securities, references to “us,” “we,” or “our” are to Helix Energy Solutions Group, Inc. and not our subsidiaries or affiliates.

We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•	any conversion or exchange features;

•

if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•

if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•

whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•

if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

•	any other terms of the debt securities.

The indenture will be governed by and construed in accordance with the laws of the State of New York.

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock or common stock. Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent, which we refer to as the Warrant Agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

Warrants to Purchase Debt Securities

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount, and terms of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

Warrants to Purchase Capital Stock

The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•

the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.

DESCRIPTION OF UNITS

We may issue units that include senior or subordinated debt securities, preferred stock, common stock or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

SELLING SECURITY HOLDERS

To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities, preferred stock, common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at negotiated prices; or

•	in any other matter permitted by law.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common shares will be listed on the New York Stock Exchange or another national stock exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain legal matters relating to Minnesota law will be passed upon for us by Maslon LLP.

EXPERTS

The consolidated financial statements of Helix Energy Solutions Group, Inc. and subsidiaries appearing in Helix Energy Solutions Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Helix Energy Solutions Group, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Their report on the consolidated financial statements as it relates to the year ended December 31, 2015 is based in part on the reports of Deloitte & Touche LLP, independent registered public accounting firm, as it relates to the audits of the financial statements of Deepwater Gateway, L.L.C. (a limited liability company in which Helix Energy Solutions Group, Inc. owned a 50% interest) and Independence Hub, LLC (a limited liability company in which Helix Energy Solutions Group, Inc. owns a 20% interest) for the year ended December 31, 2015. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of Ernst & Young LLP given on the authority of such firm as experts in accounting and auditing.